SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT





             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     October 17, 2000
                                                 _______________________

           BROADBAND WIRELESS INTERNATIONAL CORPORATION
      ______________________________________________________
      (Exact name of registrant as specified in its charter)

    Nevada                    0-08507              75-1441442
 _________________      _________________       ____________________
 (State or other        (Commission File        (IRS Employer
 jurisdiction of            Number)              Identification No.)
  incorporation)

211 N. Robinson, Suite 1750, Oklahoma City, Oklahoma         73102
_____________________________________________________    _____________
 (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code    (405) 272-5711
                                                     __________________



                                 N/A
      ____________________________________________________________
     (Former name or former address, if changed since last report)

Item 5.   Other Events.
          _____________

     BroadBand Wireless International Corporation (the "Company") previously reported in its Current Report on Form 8-K dated August 11, 2000, that the Securities and Exchange Commission (the "SEC") filed a complaint in United States District Court for the Western District of Oklahoma against the Company and its president, Ivan Webb, and others, including Donald L. Knight, Broadcom Wireless Communications Corporation and certain other entities affiliated with Mr. Knight, alleging various violations of federal securities laws and seeking preliminary and permanent injunctive relief, disgorgement and civil monetary penalties. In connection with the filing of such complaint, the SEC obtained an emergency, ex parte order appointing Peter B. Bradford, an Oklahoma City attorney, as temporary receiver for the Company (and two related entities, BroadCom Wireless Communications Corporation a/k/a BroadCom Communications Group, a/k/a BroadCom Wireless Communications Corporation, an Oklahoma corporation ("BroadCom"), and Black Giant Resources Corporation, an Oklahoma corporation ("Black Giant")), and also obtained a temporary restraining order enjoining the defendants from further violations of the federal securities laws and freezing their assets. The complaint is styled Securities and Exchange Commission v. BroadBand Wireless International Corporation, Broadcom Wireless Communications Corporation, Ivan W. Webb, and Donald L. Knight, Defendants, and Black Giant Resources Corporation, Broadband Wireless Communications Corporation, Medscan Technologies, Inc., and Kimberly Knight, Relief Defendants (United States District Court for the Western District of Oklahoma, CIV 00-1375) (the "SEC Lawsuit").

      As part of the SEC Lawsuit, on October 17, 2000, the United States District Court for the Western District of Oklahoma issued an order (the "District Court Order")approving the entry of the Company into a certain Settlement Agreement (the "Settlement Agreement"), whereby the Company settled certain lawsuits pending in the District Court of Oklahoma County, as follows:

-Broadband Wireless International Corporation, f/k/a Black
Giant Oil Company vs. Ronald L. Baker ("Baker"), AAROW Environmental Group, Inc., a/k/a AARO Broadband Wireless Communications Corporation ("AARO"), and Getmore Communications, Inc. ("Getmore"), Case No. CJ-2000-3816 (the "First Civil Action"), wherein Broadband alleged, among other things, claims against Baker, Getmore and AARO for negligent misrepresentation. In the First Civil Action Baker filed counter-claims against the Company, and third party claims against other parties alleging, among other things, claims for breach of contract, violations of federal and state securities laws, fraud and conversion.

-BroadCom Wireless Communications Corp. and Black Giant
Resources Corporation vs. Ronald L. Baker, ARROW Environmental Group, Inc., a/k/a AARO Broadband Wireless Communications Corporation, and Getmore Communications, Inc., Case No. CJ-2000-5129 (the "Second Civil Action"), wherein BroadCom and Black Giant alleged, among other things, claims against Baker, Getmore and AARO for negligent misrepresentation.

-Gary Duke, Ron Baker, and GKD, Inc. vs. BroadCom Wireless
Communications Corporation, Case No. CJ-2000-4813 (the "Third Civil Action"), wherein Gary L. Duke ("Duke"), Baker, and GKD, Inc.
alleged, among other things, claims against BroadCom for conversion and fraud.

In the Settlement Agreement, the Company, AARO, BroadCom,
Black Giant and other parties, settled all claims against each other in the First Civil Action, the Second Civil Action, and the Third Civil Action (collectively, the "Settled Claims"). The Company received $400,000 pursuant to the terms of the Settlement Agreement. In the District Court Order, the District Court found, among other things, that the Settlement Agreement was in the best interest of the Company and was necessary and proper for the collection, preservation and maintenance of receivership assets.

Under the terms of the Settlement Agreement, AARO assumes liability for certain debentures issued by the Company and such debentures will be canceled in exchange for 1,000,000 shares of common stock of AARO. Further, AARO has solicited and procured purchasers of the Company's Settled Claims to third parties for the aggregate sum of $400,000, which proceeds will be paid to the Company. The claims of the Company purchased by the third parties will be exchanged with AARO for 1,800,000 shares of common stock of AARO. Further, certain restricted warrants previously issued by AARO to certain individuals will be exchanged for new warrants. In addition, 2,700,000 shares of the Company's common stock which is possessed by Baker and Duke will be returned to the Company, and Duke will receive 200,000 shares of common stock of AARO. The new warrants and the shares of common stock delivered to the third parties will be deemed to be free-trading stock exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.


Item 7.  Financial Statements and Exhibits.
         _________________________________

         (c)  Exhibits.

              99.1  Settlement Agreement dated October 17, 2000.

              99.2 Order Approving Settlement Agreement Involving Receivership Entities, dated October 17, 2000.

              99.3  Assignment of Claims Agreement, dated
                    October 17, 2000.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BROADBAND WIRELESS
                                   INTERNATIONAL CORPORATION
                                        (Registrant)



Date:  October 23, 2000            By: /s/ Peter B. Bradford
                                      ---------------------------
        ---------------               Peter B. Bradford,
                                      Temporary Receiver